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                                                                    EXHIBIT 23.8

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 5, 1997, except for Note N, as to which the date is March 4, 1997, with respect to the consolidated financial statements of ProNet Inc. and its subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1996 and are incorporated by reference (and included herein) in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-36079) and Prospectus of Metrocall, Inc. for the registration of 12,306,388 shares of its common stock.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------
                                                    ERNST & YOUNG LLP

Dallas, Texas
November 5, 1997